                                                                  Exhibit (C)(2)

                                                                Copy: ___ of ___


--------------------------------------------------------------------------------
                                  VALUATION OF
                           HAHN AUTOMOTIVE WHSE, INC.
--------------------------------------------------------------------------------




         Presentation to the Special Committee of Independent Directors
                       Hahn Automotive Warehouse, Inc. by
                            Terence L. Griswold, ASA
                                 March 14, 2001



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

--------------------------------------------------------------------------------
                                   VALUATION OF
                           HAHN AUTOMOTIVE WHSE, INC.
--------------------------------------------------------------------------------

I.   Preface, Introduction, Conclusions
        and Summary of Empire's Qualifications
II.  Valuation Terms, Methods, Level of Value and
        Industry & Economic Factors
III. Capitalization of Debt-Free Income
IV.  Guideline Company Analysis
V.   Conclusions & Exhibits

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

PREFACE

The accompanying document has been prepared for the internal information of the Special Committee of the Independent Directors ("Special Committee") of Hahn Automotive Warehouse, Inc. ("Hahn" or the "Company"). It contains certain analyses and considerations that were used by Empire Valuation Consultants, Inc. ("Empire') to derive our opinion of "Value" in context with the Special Committee need to evaluate a $1.00 per share going private proposal received on, or about, January 18, 2001.

Empire has relied upon, without independent verification, various representations and documents received from the management of Hahn and their financial advisors, as well as from public sources generally regarded as reliable. Empire assumes no responsibility for the accuracy and completeness of the aforementioned. To the extent that the representations, documents, or other information that Empire has relied upon is incomplete or inaccurate, the analyses and conclusion drawn therefrom could require modification.

This document was prepared on March 8th in preparation for a March 14, 2001 Special Committee meeting, and is subject to ongoing modification, based on the availability of new information, and the development of additional analyses by Empire. Empire's opinions and this document are intended solely for the use of the Special Committee. THIS DOCUMENT MAY NOT BE RELIED UPON BY ANY THIRD PARTY.


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

INTRODUCTION

On, January 18 2001, the Company issued a press release announcing that it had received a proposal from the Company's President and CEO and Executive Vice President and affiliated parties ("Buyers") to take Hahn private by acquiring all of Hahn's outstanding common shares (approximately 34% of 4,745,014 shares) not already owned by the Buyers. The proposal contemplates, if approved, a merger of Hahn into a newly formed acquisition corporation controlled by the Buyers.

On January 17th 32,000 Hahn shares traded with a daily high of $0.6875, a low of $0.5625, and a close of $0.625. The offer represented a 60% premium over the closing prices for both January 17th and 18th.

Hahn's bid price for its common stock, traded NASDAQ Small Cap, has been below $1.00 per share for an extended time period. Under NASDAQ rules, the stock faces delisting unless the Company takes appropriate action to get the stock price above the $1.00 figure. Accordingly, the Board has approved a 1 for 3 reverse stock split, which will be considered at the company's upcoming annual shareholders' meeting.


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

CONCLUSION

Based upon the foregoing, and in reliance thereon, it is our opinion, that the FAIR MARKET VALUE of Hahn's common stock on a minority interest basis as of the current time is reasonably stated between 55 cents and 75 cents.

It is our opinion that the FAIR MARKET VALUE of Hahn's common stock on a controlling interest basis as of the current time is reasonably stated between 90 cents and $1.00.



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

OUR COMPANY

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3255 Brighton-Henrietta TownLine Rd.              350 Fifth Avenue, Suite 5513
Rochester, New York  14623                        New York, New York 10118
Tel:  (716)-475-9260                              Tel:  (212)-714-0122
Fax:  (716)-475-9380                              Fax:  (212-714-0124

Empire in its regular course of business provides merger & acquisition and valuation services to, and renders fairness opinions on behalf of, corporate clients, corporate trustees, attorneys, accountants, investors, financial institutions, the courts, and participants of employee benefits plans. Empire's consultants have prepared or managed the preparation of over 5,000 appraisals for a broad range of purposes, covering a broad range of industries, both domestic and overseas, and for corporate clients of all sizes. Empire's five principal and/or managing directors have cumulatively over 110 years of experience in investment banking and valuation experience. Empire's consultants have extensive experience in providing expert testimony; have and currently hold national and regional office leadership positions with the American Society of Appraisers; and have significant experience in the wholesale distribution industry.

QUALIFICATIONS & EXPERIENCE


Terence L. Griswold, ASA
Principal, Empire Valuation Consultants, Inc.


Mr. Griswold is:

     1.   Senior Member of the American Society of Appraisers ("ASA")
     2.   Vice Chairman - ASA Int'l Board of Examiners for Business Valuation
     3.   Elected Member of the ASA's National Valuation Committee
     4.   A non-practicing Certified Public Accountant
     5.   A Member Consultant of the National Center for Employee Ownership
     6.   A Member Consultant with the ESOP Association
     7.   Member National Valuation Committee - ESOP Association

He has over twenty-four years of accounting, corporate finance and business valuation experience. He has prepared or managed over 2,000 valuations of a widely diverse base of companies for estate and gift taxes, recapitalizations, buy-sell agreements, equitable distributions, mergers & acquisitions, fairness opinions, going public, employee stock ownership plans (ESOPs), and other purposes. Mr. Griswold has also testified as an expert witness in the states of New York, Nevada, Vermont, New Hampshire and before the NYS Public Service Commission.

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
VALUATION TERMS

FAIR MARKET VALUE is a generally accepted financial concept defined in federal tax code, defined as follows:

     The price at which stock would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of all relevant facts.

FAIR VALUE is primarily a legal concept that encompasses, yet transcends, the financial aspects of a transaction. Fair Value is not statutorily defined in NYS, incorporates the definition of fair market value, but is often stipulates by courts not to include a minority interest discount, nor to assume synergistic control premiums.


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

VALUATION METHODS

GENERAL VALUATION METHODS

There are a number of generally accepted methods in use for valuing a business, none of which is necessarily superior to the others. It is more a question as to which of the methods or combination of methods is best suited to the business, industry and economic circumstances of the particular company. Court cases tend to favor the following methods or consideration: Market Value; Investment Value (income approach) and Asset Value.

MARKET VALUE: Application of market-based valuation multiples to Company being valued. For Hahn, we screened and selected five guideline companies. General comparability was moderate. No comparable control transactions were found. Primary consideration was given to this method.

INVESTMENT VALUE: A historical income approach was selected. Because of Hahn's very high level of debt - a debt-free approach was necessitated. Primary consider was given to this method.

ASSET VALUE: This method incorporates the adjustment of the Company's assets & liabilities from its accounting based book value to an estimate of its market values. Secondary consideration was given to this method.


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
LEVELS OF VALUE


SYNERGISTIC PREMIUM

Obtain indirectly by reference to freely tradable values via control premiums

CONTROL PREMIUM

Obtain indirectly by reference to a control valuation via minority interest discount

Obtain indirectly from control valuation by successive application of minority interest discount and marketability discount

                            -----------------------
                                Synergistic Value
                            -----------------------
                                       |
                                       |
                            -----------------------
                                  Control Value
                            -----------------------
                                |            |
                                |            |
                            -----------------------
                            "As if Freely Tradable"
                            Minority Interest Value
                            -----------------------
                                       |
                                       |
                            -----------------------
                            Non-Marketable Minority
                                 Interest Value
                            -----------------------


Obtain directly by reference to actual change of control transactions or other control methodologies

MINORITY INTEREST DISCOUNT

Obtain directly by reference to "freely tradable" publicly traded comparable companies or by "build up" methodologies which develop capitalization rates by estimating required rates of return in relation to public markets

MARKETABILITY DISCOUNT

Obtain indirectly from "freely tradable" values via marketability discount


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

INDUSTRY & ECONOMIC FACTORS


- The passenger car and light truck products and parts aftermarket is highly fragmented and highly competitive. Flat to declining revenue growth in the industry for the past three years, as well as demand for rapid parts availability have contributed to shrinking margins.

- AWDA'S notes that the prime market segment (vehicles 6-to-10 years old) for aftermarket parts sales has declined steadily, as a percent of total vehicles on the road, from 35.7% in 1993 to 28.3% in 1999. However, the decline (brought on the the 1992 recession) is expected to reverse in 2000, or 2001.

- AWDA notes that after averaging 4.4% of annual growth for 1993 through 1997, the U.S. aftermarket dollar sales declined in 1998 and 1999. This $150 billion dollar market was projected to only increase between 1.8% and 2.2% for the next three years.

- S&P'S industry survey states that improved quality for original equipment manufacturers in the 1990s has soften demand and weakened the profitability in the aftermarket. S&P sees a continued negative impact on the aftermarket for the foreseeable future.

- The US economic growth has slowed significantly in the past six months and consumer confidence and spending has been down. The uncertain short-term US economic outlook is a negative for the Company and its industry.

- With a weakening economy, the Fed have recently cut interest rates. The outlook for 2001 is for further interest rate cuts. For Hahn, a highly leveraged company, this is a positive factor.

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

CAPITALIZATION OF DEBT-FREE INCOME

INTRODUCTION

Modern financial theory holds the value of any asset to be a function of several interrelated factors:

-    The stream of benefits the owner of the assets expects to receive;

-    The timing of the receipt of these benefits; and

-    The risk borne by the owner.

Thus, appraisal methodologies rely on the premise that the value of a business enterprise is equal to the present value of the income which it can expect to generate going forward. From an investor's standpoint, these future income streams represent the dividend-paying (i.e., distribution-paying) capacity of the company or, in the case of a leveraged company, monies available for all invested capital (i.e., interest-bearing debt plus shareholders' capital).

To value Hahn income, it is necessary to determine both the income base and the yield which an investor would require in order to purchase an interest in its future distributions. Thereafter, it is simply a matter of dividing the income base by the yield. As noted, this process is referred to as capitalizing.


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
COMPUTATION OF OPERATING CASH FLOW DEBT-FREE



                                                HISTORY     HISTORY     HISTORY   PROJECTED
                                                  1998       1999        2000      2001
                                               ---------------------------------------------

Pretax Income                                    1,300        244       1,113     1,084

Gain on Sale of Securities                                               (196)
Negative Goodwill                                 (192)       (63)
Autoworks. LTD start-up loss add back              220         27
Goodwill Amortization                              119        180         126       126
Non-Compete & Other                                  2         34          96        96
Deferred Loan Cost Amortization                      0        201         204       204
Interest Expense                                 3,771      3,650       3,796     4,300
                                               ---------------------------------------------
Adjusted Pretax Debt-Free Income                 5,220      4,273       5,139     5,810
Weighting                                            1          1           1         1

Average Adjusted Pretax Income (1998 - 2001)   $ 5,110     GROWTH
Average Adjusted Pretax Income (1998 - 2000)   $ 4,877       4.78%

Selected Earning Power                         $ 5,000
Less: Corporate Taxes         39.0%             (1,950)
                                              --------
Adjusted Debt-Free Net Income                    3,050

Three Year Average Depreciation Expense          1,526
Normalized Cap-X                                  (819)
                                              --------
Adjusted Operating Cash Flow - Debt Free         3,757
                                              --------

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
COMPUTATION OF WEIGHTED AVERAGE COST OF CAPITAL





                COST OF EQUITY BUILD-UP
                -----------------------

20 Year Treasuries as of                    3/7/2001        5.55%
Generic Stock Premium                                       7.10%
Small Stock Premium                                         5.10%
Industry/Company Specific Risk                             10.00%
                                                           -----
  Equity Discount Rate                                     27.75%
                                                           -----


WEIGHTED AVERAGE COST OF CAPITAL (WACC)         Weighting
---------------------------------------

Debt                                   5.34%       73.50%          3.92%
Equity  (Discount Rate)               27.75%       26.50%          7.35%
                                                                 ------
WACC (Discount Rate)                                              11.28%

Less:  Long Term Growth Rate                                       3.00%
                                                                  -----
Debt-free Capitalization Rate                                      8.28%
                                                                  =====

COST OF DEBT
------------
Company's Cost of Debt                                     8.750%
Tax Rate                                                    39.0%
After-Tax Cost of Debt                                      5.34%

*Gordon Growth Model [Base Net Income x (1+growth rate) / (capitalization rate)]


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


COMPUTATION OF VALUE

VALUE OF HAHN'S TOTAL INVESTED CAPITAL: In order to derive the value of Hahn's total invested capital, its adjusted operating cash flows were capitalized (i.e., divided) using the Gordon Growth Model, which can be expressed by the following formula:

                                Vo = Cf * (1 + g)
                                     -----------
                                        (r - g)
Where:
        Vo = Value of total invested capital
        Cf = Adjusted debt-free cash flows
        g  = Expected growth rate
        r  = Required rate of return (discount rate)

Inserting into this formula the various rates and adjusted cash flows from operations results in the following:

                             $3,757,000 X (1 + .03)
                             ----------------------
                                 (.1128 - .03)

Value of Total Invested Capital         $46,754,000
Total Debt                              $44,998,000
                                        -----------
EQUITY - MINORITY INTEREST BASIS        $ 1,756,000
Control Premium - 30%                   $   527,000
                                        -----------
Operating Value before NOL              $ 2,282,000
NPV of NOL                              $ 2,399,000
                                        -----------

CONTROL VALUE                           $ 4,682,000
                                        -----------


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

SENSITIVITY ANALYSIS - INCOME METHOD

                 HAHN AUTOMOTIVE WAREHOUSE INC. AND SUBSIDIARIES
           SENSITIVITY ANALYSIS FOR DEBT-FREE CAPITALIZATION OF INCOME

                                           COMPANY                    LONG       AGGREGATE    AGGREGATE
Assumptions                 DEBT/EQTITY    INDUSTRY     COST OF       TERM        CONTROL     MINORITY INT.   CONTROL      MINORITY
                             WEIGHTING       RISK         DEBT       GROWTH     VALUE- $000  VALUE- $000     PER SHARE    PER SHARE
                            -------------------------------------------------------------------------------------------------------

Base Case                   73.50%         10.00%       8.75%        3.00%        4,682        3,555           0.987        0.749

              CHANGE IN     74.00%         10.00%       8.75%        3.00%        5,516        4,197           1.162        0.885
            DEBT / EQUITY   73.00%         10.00%       8.75%        3.00%        3,870        2,931           0.816        0.618
              WEIGHTING     74.50%         10.00%       8.75%        3.00%        6,373        4,856           1.343        1.023
                            72.50%         10.00%       8.75%        3.00%        3,079        2,322           0.649        0.489

              CHANGE IN     73.50%          9.00%       8.75%        3.00%        6,692        5,102           1.410        1.075
            COMPANY RISK    73.50%         11.00%       8.75%        3.00%        2,796        2,105           0.589        0.444
                LEVEL       73.50%          8.00%       8.75%        3.00%        8,840        6,754           1.863        1.423
                            73.50%         12.00%       8.75%        3.00%        1,341          741           0.283        0.156

              CHANGE IN     73.50%         10.00%       9.00%        3.00%        3,869        2,930           0.815        0.617
               COST OF      73.50%         10.00%       9.25%        3.00%        3,079        2,322           0.649        0.489
                 DEBT       73.50%         10.00%       9.50%        3.00%        2,330        1,730           0.491        0.365
                            73.50%         10.00%       8.50%        3.00%        5,516        4,197           1.162        0.885


              CHANGE IN     73.50%         10.00%       8.75%        2.75%        2,756        2,074           0.581        0.437
             HORIZON RISK   73.50%         10.00%       8.75%        3.25%        6,727        5,128           1.418        1.081
                 LEVEL      73.50%         10.00%       8.75%        2.50%        1,277          678           0.269        0.143
                            73.50%         10.00%       8.75%        3.50%        8,903        6,803           1.876        1.434

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
INTRODUCTION

The objective of the guideline company valuation technique is to identify business entities that have publicly traded securities and business and financial risks which are comparable to those of the entity being valued. The pricing multiples of the selected public companies are then used to derive a market value for the owners' capital of the company under analysis.

Since equity markets are specifically interested in the future residual profits accruing to shareholders, our objective in conducting this search was to find public companies, which could be used to establish valuation guidelines for the company under study. Companies whose markets, customer bases, operations and financial condition were sufficiently similar to those of Hahn were examined in order to derive a reasonable estimate of the shadow market price for Hahn.


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
SELECTION CRITERIA

Using Disclosure Incorporated's Compact D SEC database of public companies, a search was conducted for public companies classified under SIC 5013 - Motor Vehicle Supplies & New Parts. Further refinement of the selection criteria was as follows:

     - The company's common equity had to be actively traded on a public market as of the Valuation Date;

     - The company's markets, operations, and types of products had to be similar to those of Hahn;

     - The company's primary products, services, and sales were not tied to a specific niche or single customer. Companies with significant manufacturing operations were excluded. Companies which were significantly tied to tire & wheel distribution or heavy truck part distribution were excluded companies;

     -    Normal SIZE criteria was relaxed;

     - Sufficient information was publicly available with which to perform a thorough analysis;

     - The company's adjusted results were positive for at least three years prior to the Valuation Date (R&B, Inc. loss in 1999 was due to nonrecurring write-off); and

     -    The company was incorporated in the U.S.

From this search, five publicly traded companies were identified and are discussed in the following page of this report.

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

GENUINE PARTS COMPANY


Genuine Parts Company ("Genuine") was engaged in the distribution of automotive replacement parts, industrial replacement parts, office products and electrical/electronic materials. Operations were conducted throughout most of the U.S., as well as in Canada and Mexico. As a percentage of sales, these divisions comprised 51.2%, 27%, 15.3%, and 6.5%, respectively, in fiscal year 1999. The company trades its stock on the New York Stock Exchange ("NYSE") under the ticker symbol, GPC. For the trailing 12 month period ended, September 30, 2000, net income was $388.4 million on revenues of $8.3 billion. Total assets were roughly $4 billion.

Genuine was the largest member of the National Automotive Parts Association ("NAPA"), a voluntary trade association formed in 1925 to provide nationwide distribution of automotive parts. In addition to over 225,000 available part numbers, the company, in conjunction with NAPA, offered complete inventory, accounting, cataloging, marketing, training and other programs in the automotive aftermarket segment. Genuine was working on developing additional channels of distribution through two separate, but coordinated, e-commerce initiatives in the business-to-consumer and business-to-business markets.

In 1999, the company operated 62 domestic NAPA automotive parts distribution centers located in 38 states and approximately 750 domestic company-owned NAPA Auto Parts stores located in 43 states. The company's distribution centers also served approximately 5,000 independently owned NAPA Auto Parts stores.


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

KEYSTONE AUTOMOTIVE

Keystone Automotive Industries, Inc. ("Keystone") was the nation's leading distributor of aftermarket collision replacement parts produced by independent manufacturers for automobiles and light trucks. The company distributed products primarily to collision repair shops throughout most of the United States. For the trailing 12 month period ended, December 29, 2000, net income was $2.3 million on revenues of $347.3 million. Total Assets were $188.8 million. The company trades its stock on the NASDAQ quotation system under the ticker symbol, KEYS.

Keystone distributed more than 19,000 stock keeping units of aftermarket collision parts and repair materials for most popular models of domestic and foreign automobiles and light trucks. The product lines consisted of automotive body parts, bumpers, autoglass and remanufactured alloy wheels, as well as paint and other materials used in repairing a damaged vehicle. Founded in Southern California in 1947, the Keystone operated a "hub and spoke" distribution system consisting of 118 service centers, 23 of which serve as regional hubs and 20 depots, located in 35 states throughout the United States, as well as in Canada and Mexico. The company also operated nine wheel-remanufacturing facilities and 36 plastic and steel bumper-recycling facilities.


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
O'REILLY AUTOMOTIVE

O'Reilly Automotive, Inc. ("O'Reilly") was one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, selling their products to both do-it-yourself ("DIY") customers and professional installers. The company is traded on the NASDAQ quotation system under the ticker symbol, ORLY. For the trailing 12 month period ended, September 30, 2000, net income was $54.4 million on revenues of
856.7 million. Total assets were $722 million.

At December 31, 1999 O'Reilly operated 571 Hi/Low auto parts stores in Texas, Missouri, Oklahoma, Kansas, Iowa, Arkansas, Louisiana, Nebraska and Illinois. In addition, the company was selling automotive parts through their own website. Each store offered a wide selection of brand name products for domestic and imported automobiles, vans and trucks. A wide variety of high-quality private label products were also available. Inventories were purchased from approximately 400 vendors, the five largest of which accounted for approximately 24% of our total purchases in 1999.


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
R&B INC.


R&B Inc. ("R&B") was a leading supplier of "hard -to-find" parts, fasteners and service line products primarily for the automotive aftermarket. The company trades its stock on the NASDAQ quotation system under the ticker symbol, RBIN. For the trailing twelve months ended, September 30, 2000, net sales were $205.4 million and total assets were $165.8 million.

The company designed, packaged and marketed over 60,000 different automotive replacement parts, fasteners and service line products manufactured to its specifications, with approximately half consisting of "hard-to-find" parts and fasteners. "Hard-to-find" parts are those which are traditionally available to consumers only from original equipment manufacturers or junk yards and include, among other parts, window handles, headlamp aiming screws, power steering filler caps, pedal pads and carburetor pre-heater hoses. Fasteners include such items as oil drain plugs and wheel lug nuts.

R&B's products were sold primarily in the United States through automotive aftermarket retailers, national, regional and local warehouse distributors, and specialty markets including parts manufacturers for resale under their own private labels, automotive dealers and salvage yards. The company was also increasing their international distribution of automotive replacement parts, with sales into Europe, the Middle East and the Far East. Additional revenue was generated by the sale of parts packaged by the company, or others, for sale in bulk or under the private labels of parts manufacturers and automobile manufacturers or their dealers.

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
CLARCOR INC.


CLARCOR Inc. ("CLARCOR") conducted business in three principal industry segments: (1) Engine/Mobile Filtration, (2) Industrial/Environmental Filtration and (3) Packaging. The company trades its stock on the New York Stock Exchange ("NYSE") under the ticker symbol, CLC. For the fiscal year ended, November 30, 2000, net income was $388.4 million on revenues of $40.3 million. Total assets were roughly $501.9 million.

Engine/Mobile Filtration includes filters for oil, air, fuel, coolants and hydraulic fluids for trucks, automobiles, construction and industrial equipment, locomotives, marine and agricultural equipment. Industrial/Environmental Filtration products are used primarily for commercial, residential and industrial applications. The segment's industrial and environmental products include air and antimicrobial treated filters and high efficiency electronic air cleaners for commercial buildings, factories, residential buildings, paint spray booths, gas turbine systems, medical facilities, motor vehicle cabins, clean rooms, compressors and dust collector systems. Packaging products include a wide variety of custom styled containers and packaging items used primarily by the food, confectionary, spice, drug, toiletries and chemical specialties industries.

The Engine/Mobile filtration segment distributed its products primarily in the replacement market for trucks, automobiles, locomotives, marine, industrial and agricultural equipment. These products were sold worldwide through a combination of independent distributors and dealers for original equipment manufacturers.


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
MARKET COMPARISON


             RELATIVE PRICE CHANGES OF PUBLICLY-TRADED DISTRIBUTORS
                                       VS.
                           THE NASDAQ COMPOSITE INDEX


                                  [LINE GRAPH]


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
CAPITAL STRUCTURE


      A COMPARISON OF CAPITAL STRUCTURES FOR PUBLICLY-TRADED DISTRIBUTORS
         AS OF THE LATEST BALANCE SHEET AND PRICED ON JANUARY 17, 2001


In Thousands ($000)

                             MARKET VALUE    MARKET VALUE                    % DEBT TO        % EQUITY TO
COMPANY NAME                    OF DEBT        OF EQUITY        TIC             TIC              TIC
-------------------------------------------------------------------------------------------------------
Genuine Parts Co.               835,088      4,510,812      5,345,900          15.62%          84.38%

Keystone Automotive              20,139        113,977        134,116          15.02%          84.98%

O'Reilly Automotive Inc.        156,160      1,307,263      1,463,423          10.67%          89.33%

R&B Inc.                         71,376         21,932         93,308          76.49%          23.51%

CLARCOR Inc.                    146,968        516,779        663,747          22.14%          77.86%


HAHN AUTOMOTIVE                  40,847          2,966         43,813          93.23%           6.77%


                                        [EMPIRE VALUATION CONSULTANTS LOGO]

COMPOUND GROWTH RATES


             FOUR YEAR GROWTH RATES FOR PUBLICLY-TRADED DISTRIBUTORS
                             THROUGH THE END OF 2000

COMPANY NAME                   REVENUE     EBITDA        EBIT      EARNINGS
---------------------------------------------------------------------------

Genuine Parts Co.              10.98%       7.67%       6.44%       4.94%

Keystone Automotive            24.10%      17.94%      25.46%      30.04%

O' Reilly Automotive Inc.      39.09%      36.74%      35.07%      33.05%

R&B Inc.                       20.08%       9.61%       5.66%      -3.06%

CLARCOR Inc.                    9.69%      10.85%      10.13%      10.78%


HAHN AUTOMOTIVE                -2.40%     -11.17%     -14.06%     -29.75%


                                        [EMPIRE VALUATION CONSULTANTS LOGO]

COMPARATIVE PRICE MULTIPLES


                          COMPARATIVE PRICING MULTIPLES
           FOR THE TRAILING TWELVE MONTHS CLOSEST TO DECEMBER 31, 2000

                                 PRICE          PRICE        PRICE        PRICE
COMPANY NAME                  TO EARNINGS  TO CASH FLOWS    TO IBES*   TO BOOK VALUE
------------------------------------------------------------------------------------
Genuine Parts Co.                 7.24           6.34        11.77         2.44

Keystone Automotive              13.75           7.12        20.27         0.94

O' Reilly Automotive Inc.        10.60           8.84        14.96         2.10

R&B Inc.                          5.20           1.70         2.90         0.50

CLARCOR Inc.                      9.97           7.45        14.35         4.42


HAHN AUTOMOTIVE                   4.59           1.09          N/A         0.20


* Yearly earnings forecasts for FY 2001 were obtained from Thompson Financial I/B/E/S.

                                        [EMPIRE VALUATION CONSULTANTS LOGO]

COMPARATIVE DEBT-FREE MULTIPLES

           FOR THE TRAILING TWELVE MONTHS CLOSEST TO DECEMBER 31, 2000

                                      TIC            TIC            TIC          TIC
COMPANY NAME                       TO REVENUE      TO EBIT        EBITDA     TO BOOK VALUE
------------------------------------------------------------------------------------------

Genuine Parts Co.                     0.66           7.93          7.00          2.00

Keystone Automotive                   0.37          13.60          7.65          0.95

O' Reilly Automotive Inc.             1.29          11.54          9.72          1.82

R&B Inc.                              0.44           8.94          5.05          0.82

CLARCOR Inc.                          1.18          10.40          8.09          2.67

HAHN AUTOMOTIVE                       0.39           9.85          7.24          0.89

                                        [EMPIRE VALUATION CONSULTANTS LOGO]

SUMMARY OF COMPARATIVE FACTORS

     -    Hahn is smallest company in group

     - Hahn is much more highly leverage than the group. The only company even close is R&B, Inc.

     - From pre-announcement date in January, the stock prices of the group have generally declined slightly, in-line with NASDAQ.

     - Investors value growth expectations. The comps have had superior growth performance in revenue and earnings. Again, closest comp company is R&B, Inc. High leverage, low growth expectations - depresses value!

     - Hahn's valuation multiples have generally been below those of the comps - where they should be base upon quantitative comparisons.

     - Hahn's liquidity ratios, operating cycle & profitability ratios are below those of the comp group.


                                        [EMPIRE VALUATION CONSULTANTS LOGO]

CONCLUSION

Based upon the foregoing, and in reliance thereon, it is our opinion, that the FAIR MARKET VALUE of Hahn's common stock on a marketable minority interest basis as of the current time is reasonably stated between 55 cents and 75 cents.

It is our opinion that the FAIR MARKET VALUE of Hahn's common stock on a controlling interest basis as of the current time is reasonably stated between 90 cents and $1.00.

                                        [EMPIRE VALUATION CONSULTANTS LOGO]

                                                                     EXHIBIT A-1

                 HAHN AUTOMOTIVE WAREHOUSE INC. AND SUBSIDIARIES
                          COMPARATIVE INCOME STATEMENTS
                        FOR THE YEARS ENDED SEPTEMBER 30,

(In Thousands $000)                              HISTORY     HISTORY     HISTORY     HISTORY     HISTORY     PROJECTED  3 MONTHS
                                                   1996        1997        1998        1999        2000        2001      12/31/00
                                                 ---------------------------------------------------------------------  ---------

NET SALES                                        138,395     142,242     133,503     130,998     125,575     126,229      28,823
Cost of Goods Sold                                86,077      86,967      82,778      82,002      77,071      77,155      17,342
LIFO to FIFO Adjustment                                         (300)       (404)       (187)       (113)          0           0
                                                 ---------------------------------------------------------------------  ----------
GROSS PROFIT                                      52,318      54,975      50,321      48,809      48,391      49,073      11,481

Selling, General & Administrative                 41,657      46,717      44,059      43,512      42,587      42,310      10,067
Depreciation & Amortization                        1,756       2,005       1,602       1,775       1,789       1,722         440

                                                 ---------------------------------------------------------------------  ----------
  TOTAL OPERATING EXPENSES                        43,413      48,722      45,661      45,287      44,376      44,032      10,507
                                                 ---------------------------------------------------------------------  ----------

NET OPERATING INCOME                               8,905       6,253       4,660       3,522       4,015       5,042         974

Interest Expense                                  (4,402)     (4,670)     (3,771)     (3,650)     (3,796)     (4,300)     (1,034)
Miscellaneous                                        600         719         411         372         894         342         139
                                                 ---------------------------------------------------------------------  ----------
  TOTAL OTHER INCOME (EXPENSE)                    (3,802)     (3,951)     (3,360)     (3,278)     (2,902)     (3,957)       (895)
                                                 ---------------------------------------------------------------------  ----------

INCOME BEFORE TAXES                                5,103       2,302       1,300         244       1,113       1,084          79

 Provision (Benefit) for Taxes                     1,950       1,011         665         151         450         423          30
 Tax On LIFO to FIFO Adjustment                                 (117)       (158)        (73)        (44)          0           0
                                                 ---------------------------------------------------------------------  ----------
 ADJUSTED CORP TAXES                               1,950         894         507          78         406         423          30
                                                 ---------------------------------------------------------------------  ----------
INCOME FROM CONTINUING OPERATIONS                  3,153       1,408         793         166         707         661          49
 Write-down of Investment in Subsidiaries, Net        --      18,789          --          --          --          --          --
 Loss from Discontinued Operations, Net            1,295       3,937          --          --          --          --          --
                                                 ---------------------------------------------------------------------  ----------
NET INCOME (FIFO)                                  1,858     (21,318)        793         166         707         661          49
                                                 =====================================================================  ==========

                                                                     EXHIBIT A-2

                 HAHN AUTOMOTIVE WAREHOUSE INC. AND SUBSIDIARIES
                         COMMON-SIZED INCOME STATEMENTS
                        FOR THE YEARS ENDED SEPTEMBER 30,

                                              HISTORY        HISTORY       HISTORY       HISTORY      HISTORY       PROJECTED
                                               1996           1997          1998          1999          2000          2001
                                              -------------------------------------------------------------------------------
NET SALES                                      100.0%        100.0%        100.0%        100.0%        100.0%        100.0%
Cost of Goods Sold                              62.2%         61.1%         62.0%         62.6%         61.4%         61.1%
LIFO to FIFO Adjustment                          0.0%         -0.2%         -0.3%         -0.1%         -0.1%
                                              -------------------------------------------------------------------------------
GROSS PROFIT                                    37.8%         38.6%         37.7%         37.3%         38.5%         38.9%

Selling, General & Administrative               30.1%         32.8%         33.0%         33.2%         33.9%         33.5%
Depreciation & Amortization                      1.3%          1.4%          1.2%          1.4%          1.4%          1.4%
                                              -------------------------------------------------------------------------------
  TOTAL OPERATING EXPENSES                      31.4%         34.3%         34.2%         34.6%         35.3%         34.9%
                                              -------------------------------------------------------------------------------
NET OPERATING INCOME                             6.4%          4.4%          3.5%          2.7%          3.2%          4.0%

Interest Expense                                -3.2%         -3.3%         -2.8%         -2.8%         -3.0%         -3.4%
Miscellaneous                                    0.4%          0.5%          0.3%          0.3%          0.7%          0.3%
                                              -------------------------------------------------------------------------------
  TOTAL OTHER INCOME (EXPENSE)                  -2.7%         -2.8%         -2.5%         -2.5%         -2.3%         -3.1%
                                              -------------------------------------------------------------------------------
INCOME BEFORE TAXES                              3.7%          1.6%          1.0%          0.2%          0.9%          0.9%

 Provision (Benefit) for Taxes                   1.4%          0.7%          0.5%          0.1%          0.4%          0.3%
 Tax On LIFO to FIFO Adjustment                  0.0%         -0.1%         -0.1%         -0.1%           0.0%          0.0%
                                              -------------------------------------------------------------------------------
 ADJUSTED CORP TAXES                             1.4%          0.6%          0.4%          0.1%          0.3%          0.3%
                                              -------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS                2.3%          1.0%          0.6%          0.1%          0.6%          0.5%
 Write-down of Investment in
 Subsidiaries, Net                               0.0%         13.2%          0.0%          0.0%          0.0%          0.0%
 Loss from Discontinued Operations, Net          0.9%          2.8%          0.0%          0.0%          0.0%          0.0%
                                              -------------------------------------------------------------------------------
NET INCOME (FIFO)                                1.3%        -15.0%          0.6%          0.1%          0.6%          0.5%
                                              ===============================================================================

                                                                     EXHIBIT A-3

                 HAHN AUTOMOTIVE WAREHOUSE INC. AND SUBSIDIARIES
                         INCOME STATEMENT TREND ANALYSIS
                        FOR THE YEARS ENDED SEPTEMBER 30,

                                            HISTORY       HISTORY          HISTORY         HISTORY         PROJECTED
                                              1997          1998             1999            2000             2001
                                        ----------------------------------------------------------------------------

NET SALES                                     2.8%          -6.1%             -1.9%           -4.1%             0.5%
Cost of Goods Sold                            1.0%          -4.8%             -0.9%           -6.0%             0.1%
LIFO to FIFO Adjustment                       N/A          -34.7%             53.7%           39.6%           100.0%
                                        ----------------------------------------------------------------------------
GROSS PROFIT                                  5.1%          -8.5%             -3.0%           -0.9%             1.4%

Selling, General & Administrative            12.1%          -5.7%             -1.2%           -2.1%            -0.7%
Depreciation & Amortization                  14.2%         -20.1%             10.8%            0.8%            -3.7%

                                        ----------------------------------------------------------------------------
  TOTAL OPERATING EXPENSES                   12.2%          -6.3%             -0.8%           -2.0%            -0.8%
                                        ----------------------------------------------------------------------------

NET OPERATING INCOME                        -29.8%         -25.5%            -24.4%           14.0%            25.6%

Interest Expense                             -6.1%          19.3%              3.2%           -4.0%           -13.3%
Miscellaneous                                19.8%         -42.8%             -9.5%          140.3%           -61.7%
                                        ----------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE)                 -3.9%          15.0%              2.4%           11.5%           -36.4%
                                        ----------------------------------------------------------------------------

INCOME BEFORE TAXES                         -54.9%         -43.5%            -81.2%          356.1%            -2.6%

 Provision (Benefit) for Taxes              -48.2%         -34.2%            -77.3%          198.0%            -6.0%
 Tax On LIFO to FIFO Adjustment               N/A          -34.7%             53.7%           39.6%           100.0%
                                        ----------------------------------------------------------------------------
 ADJUSTED CORP TAXES                        -54.2%         -43.2%            -84.6%          420.0%             4.2%
                                        ----------------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS           -55.3%         -43.7%            -79.1%          326.1%            -6.5%
  Write-down of Investment in
   Subsidiaries, Net                           N/A        -100.0%              N/A             N/A              N/A
  Loss from Discontinued
   Operations, Net                          204.0%        -100.0%              N/A             N/A              N/A
                                        ----------------------------------------------------------------------------


NET INCOME (FIFO)                         -1247.4%         103.7%            -79.1%          326.1%            -6.5%
                                        ============================================================================

                                                                     EXHIBIT B-1

                HAHN AUTOMOTIVE WAREHOUSE INC. AND SUBSIDIARIES
                           COMPARATIVE BALANCE SHEETS
                       FOR THE YEARS ENDED SEPTEMBER 30,

(In Thousands $000)                    HISTORY     HISTORY     HISTORY     HISTORY     HISTORY    PROJECTED    HISTORY
                                         1996        1997        1998        1999        2000       2001       12/31/00
                                      -----------------------------------------------------------------------  --------
ASSETS
------
Cash                                         79         632         329          81          80          80          80
Marketable Securities                         0         550         789         685           0           0           0
Trade Receivables, Net                   17,052      16,995      15,595      17,577      16,062      16,875      15,225

Inventory LIFO                           41,636      42,516      44,037      44,501      46,192      43,493      44,816
LIFO Reserve                              3,883       3,583       3,179       2,992       2,879       2,879       2,879
                                      -----------------------------------------------------------------------  --------
FIFO Inventory                           45,519      46,099      47,216      47,493      49,071      46,372      47,695
                                      -----------------------------------------------------------------------  --------

Assets From Discontinued
 Operations                              29,267           0           0           0           0           0           0
Prepaid Expenses                                       (897)        659       1,073         350       1,000         450
Deferred Tax Benefit - S/T                            1,885       1,908       1,468       1,449       1,903       1,449
Other Current Assets                        845       3,324                       0           0           0           0
                                      -----------------------------------------------------------------------  --------
 TOTAL CURRENT ASSETS                    92,762      68,588      66,496      68,377      67,012      66,230      64,899
                                      -----------------------------------------------------------------------  --------

Land & Buildings                          1,055         905         905         905         912                     932
Buildings Under Capital Leases            3,136       3,136       4,422       4,422       4,422                   4,422
Leasehold Improvements                    2,509       2,163       2,227       2,251       2,175                   2,241
Computer Equipment                        2,016       2,177       2,103       2,484       2,489                   2,628
Furniture & Fixtures                      3,384       4,466       4,343       4,314       3,980                   4,023
Vehicles                                  3,642       3,337       3,084       2,996       2,632                   2,592
                                      -----------------------------------------------------------------------  --------
 TOTAL FIXED ASSETS                      15,742      16,184      17,084      17,372      16,610                  16,838
Less: Accumulated Depreciation          (10,134)    (11,122)     (9,471)    (10,480)    (10,594)                (10,896)
                                      -----------------------------------------------------------------------  --------
 NET FIXED ASSETS                         5,608       5,062       7,613       6,892       6,016       5,317       5,942
                                      -----------------------------------------------------------------------  --------

Other Assets                              3,332        (788)      2,093         881
Security Deposits                                       767         286         111         607         200         742
Deferred Tax Benefit                                  5,518       2,703       3,099       2,998       2,633       2,998
Deferred Tax On LIFO Reserve             (1,514)     (1,397)     (1,240)     (1,167)     (1,123)     (1,123)     (1,123)
Goodwill                                              2,228       2,299       2,282       2,155       2,029       2,124
Investment in Autoworks, LTD,
 iAutosport, Inc., etc                                                         1,073       2,032         752       2,007
CSVLI                                                                                       432         429         429
Capitalized Closing Cost & Other                                                            578         284         504
                                      -----------------------------------------------------------------------  --------
 TOTAL OTHER ASSETS                       1,818       6,328       6,141       6,279       7,679       5,204       7,681
                                      -----------------------------------------------------------------------  --------
TOTAL ASSETS                            100,188      79,978      80,250      81,548      80,707      76,751      78,522
                                      =======================================================================  ========

LIABILITIES & EQUITY
--------------------
Current Portion of LTD and
 Capital Leases                           3,376       1,330       2,096       1,541       1,253       1,239       2,170
Accounts Payable                         12,980      12,062      10,718      12,377      13,266      10,997       9,342
Compensation Related Liabilities          1,664       1,880       1,758       1,673       1,613       1,387       1,215
Discontinued Operations                       0       5,066       1,142         604         392           0         375
Other Accrued Expenses                    2,847       3,215       4,391       4,271       3,925       5,000       4,158
                                      -----------------------------------------------------------------------  --------
 TOTAL CURRENT LIABILITIES               20,867      23,553      20,105      20,466      20,449      18,623      17,260
                                      -----------------------------------------------------------------------  --------
Obligations Under Credit Facility        36,000      37,455      35,190      36,611      35,739      34,542      37,788
Note Payable - Officer and
 Affiliates                               2,560       2,704       1,843       1,445       1,445       1,445       1,445
Capital Lease Obligations                   450         275       3,564       3,196       2,787       2,378       2,706
Other Long-term Debt                      4,443       1,440       1,810       1,995       1,896       1,809         889
Other Liabilities                             0           0       2,238       2,237       2,176       1,540       2,170
                                      -----------------------------------------------------------------------  --------
 TOTAL OTHER LIABILITIES                 43,453      41,874      44,645      45,484      44,043      41,714      44,998
                                      -----------------------------------------------------------------------  --------
TOTAL LIABILITIES                        64,320      65,427      64,750      65,950      64,492      60,337      62,258
                                      -----------------------------------------------------------------------  --------
Capital Stock                                46          47          47          47          47          47          47
Paid-in Capital                          24,607      25,975      25,975      25,975      25,975      25,975      25,975
Retained Earnings                         8,846     (13,657)    (12,619)    (12,339)    (11,563)    (11,364)    (11,514)
Balance Sheet Adjustments                 2,369       2,186       1,939       1,825       1,756       1,756       1,756
Unrealized Gain on Marketable
 Securities                                   0           0         158          90           0           0           0
                                      -----------------------------------------------------------------------  --------
 TOTAL STOCKHOLDERS' EQUITY              35,868      14,551      15,500      15,598      16,215      16,414      16,264
                                      -----------------------------------------------------------------------  --------
TOTAL LIABILITIES & EQUITY              100,188      79,978      80,250      81,548      80,707      76,751      78,522
                                      =======================================================================  ========
MEMO:
BOOK VALUE OF LEASEHOLD IMPROVEMENTS                                                                              3,393
OTHER CAPITALIZED INTANGIBLE ASSETS                                                                               5,952
                                                                                                               ========
TANGIBLE STOCKHOLDERS' EQUITY                                                                         1.458       6,919
                                                                                                               ========

                                                                     EXHIBIT B-2

                 HAHN AUTOMOTIVE WAREHOUSE INC. AND SUBSIDIARIES
                          COMMON-SIZED BALANCE SHEETS
                        FOR THE YEARS ENDED SEPTEMBER 30,

                                  HISTORY       HISTORY      HISTORY      HISTORY      HISTORY     PROJECTED
                                    1996         1997         1998         1999         2000         2001
                                ----------------------------------------------------------------------------
ASSETS
------
Cash                                0.1%         0.8%         0.4%         0.1%         0.1%         0.1%
Marketable Securities               0.0%         0.7%         1.0%         0.8%
Trade Receivables, Net             17.0%        21.2%        19.4%        21.6%        19.9%        22.0%

Inventory LIFO                     41.6%        53.2%        54.9%        54.6%        57.2%        56.7%
LIFO Reserve                        3.9%         4.5%         4.0%         3.7%         3.6%         3.8%
                                --------------------------------------------------------------------------
FIFO Inventory                     45.4%        57.6%        58.8%        58.2%        60.8%        60.4%
                                --------------------------------------------------------------------------

Assets From Discontinued
 Operations                        29.2%
Prepaid Expenses                    0.0%        -1.1%         0.8%         1.3%         0.4%         1.3%
Deferred Tax Benefit - S/T          0.0%         2.4%         2.4%         1.8%         1.8%         2.5%
Other Current Assets                0.8%         4.2%
                                --------------------------------------------------------------------------
 TOTAL CURRENT ASSETS              92.6%        85.8%        82.9%        83.8%        83.0%        86.3%
                                --------------------------------------------------------------------------

Land & Buildings                    1.1%         1.1%         1.1%         1.1%         1.1%
Buildings Under Capital
 Leases                             3.1%         3.9%         5.5%         5.4%         5.5%
Leasehold Improvements              2.5%         2.7%         2.8%         2.8%         2.7%
Computer Equipment                  2.0%         2.7%         2.6%         3.0%         3.1%
Furniture & Fixtures                3.4%         5.6%         5.4%         5.3%         4.9%
Vehicles                            3.6%         4.2%         3.8%         3.7%         3.3%
                                --------------------------------------------------------------------------
 TOTAL FIXED ASSETS                15.7%        20.2%        21.3%        21.3%        20.6%
Less: Accumulated
 Depreciation                     -10.1%       -13.9%       -11.8%       -12.9%       -13.1%
                                --------------------------------------------------------------------------
 NET FIXED ASSETS                   5.6%         6.3%         9.5%         8.5%         7.5%         6.9%
                                --------------------------------------------------------------------------

Other Assets                        3.3%        -1.0%         2.6%         1.1%         0.0%         0.0%
Security Deposits                                1.0%         0.4%         0.1%         0.8%         0.3%
Deferred Tax Benefit                             6.9%         3.4%         3.8%         3.7%         3.4%
Deferred Tax On LIFO
 Reserve                           -1.5%        -1.7%        -1.5%        -1.4%        -1.4%        -1.5%
Goodwill                                         2.8%         2.9%         2.8%         2.7%         2.6%
Investment in Autoworks,
 LTD, iAutosport, Inc.,
 etc                                                                       1.3%         2.5%         1.0%
CSVLI                                                                                   0.5%         0.6%
Capitalized Closing Cost
 & Other                                                                                0.7%         0.4%
                                --------------------------------------------------------------------------
 TOTAL OTHER ASSETS                 1.8%         7.9%         7.7%         7.7%         9.5%         6.8%
                                --------------------------------------------------------------------------
TOTAL ASSETS                      100.0%       100.0%       100.0%       100.0%       100.0%       100.0%
                                ==========================================================================
LIABILITIES & EQUITY
--------------------
Current Portion of LTD
 and Capital Leases                 3.4%         1.7%         2.6%         1.9%         1.6%         1.6%
Accounts Payable                   13.0%        15.1%        13.4%        15.2%        16.4%        14.3%
Compensation Related                1.7%         2.4%         2.2%         2.1%         2.0%         1.8%
Liabilities
Discontinued Operations             0.0%         6.3%         1.4%         0.7%         0.5%         0.0%
Other Accrued Expenses              2.8%         4.0%         5.5%         5.2%         4.9%         6.5%
                                --------------------------------------------------------------------------
 TOTAL CURRENT LIABILITIES         20.8%        29.4%        25.1%        25.1%        25.3%        24.3%
                                --------------------------------------------------------------------------

Obligations Under Credit           35.9%        46.8%        43.9%        44.9%        44.3%        45.0%
Facility
Note Payable - Officer
and Affiliates                      2.6%         3.4%         2.3%         1.8%         1.8%         1.9%
Capital Lease Obligations           0.4%         0.3%         4.4%         3.9%         3.5%         3.1%
Other Long-term Debt                4.4%         1.8%         2.3%         2.4%
Other Liabilities                   0.0%         0.0%         2.8%         2.7%         2.7%         2.0%
                                --------------------------------------------------------------------------
 TOTAL OTHER LIABILITIES           43.4%        52.4%        55.6%        55.8%        54.6%        54.3%
                                --------------------------------------------------------------------------

TOTAL LIABILITIES                  64.2%        81.8%        80.7%        80.9%        79.9%        78.6%
                                --------------------------------------------------------------------------

Capital Stock                       0.0%         0.1%         0.1%         0.1%         0.1%         0.1%
Paid-in Capital                    24.6%        32.5%        32.4%        31.9%        32.2%        33.8%
Retained Earnings                   8.8%       -17.1%       -15.7%       -15.1%       -14.3%       -14.8%
Balance Sheet Adjustments
Unrealized Gain on
Marketable Securities               0.0%         0.0%         0.2%         0.1%
                                --------------------------------------------------------------------------
 TOTAL STOCKHOLDERS' EQUITY        35.8%        18.2%        19.3%        19.1%        20.1%        21.4%
                                --------------------------------------------------------------------------
TOTAL LIABILITIES & EQUITY        100.0%       100.0%       100.0%       100.0%       100.0%       100.0%
                                ==========================================================================

                                                                       EXHIBIT C

                 HAHN AUTOMOTIVE WAREHOUSE INC. AND SUBSIDIARIES
                         COMPARATIVE CASH FLOW STATEMENT
                        FOR THE YEARS ENDED SEPTEMBER 30,

(In Thousands $000)                                      HISTORY       HISTORY      HISTORY      HISTORY     PROJECTED
                                                           1997          1998         1999         2000         2001
                                                        --------------------------------------------------------------
CASH FLOW FROM OPERATING ACTIVITIES
Net Income                                                 1,408          793          166          707          661

Adjustments to reconcile Net Income to Net Cash
 Provided from Operating Activities
Depreciation & Amortization                                2,005        1,602        1,775        1,789        1,722
Provision for Doubtful Accounts                            1,176          453          142          447            0
Loss from Discontinued Operations, Before Non-Cash
 Items                                                    (3,103)           0            0            0            0
Net LIFO to FIFO Adj                                         183          246          114           69            0

(Inc.) Dec. in Trade Receivables, Net                     (1,119)         947       (2,124)       1,068         (813)
(Inc.) Dec. in Inventory LIFO                              1,020       (1,521)        (464)      (1,691)       2,699
(Inc.) Dec. in Other Assets                               (3,901)       1,983         (260)        (950)       1,371

Inc. (Dec.) in Accounts Payable & Other Accruals             232       (2,058)         951          210       (1,812)
Inc. (Dec.) in Nat Assets of Discontinued Operations       9,243            0            0            0            0
Inc. (Dec.) in Other Liabilities                               0            0            0            0         (636)
                                                        --------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES        7,144        2,445          300        1,649        3,193
                                                        --------------------------------------------------------------

CASH FLOW FROM INVESTING ACTIVITIES
Capital Expenditures                                      (1,067)        (279)        (833)        (577)      (1,023)
Marketable Securities                                          0            0            0          595            0
                                                        --------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES       (1,067)        (279)        (833)          18       (1,023)
                                                        --------------------------------------------------------------

CASH FLOW FROM FINANCING ACTIVITIES
Long-term Debt & Capital Leases                           (3,854)        (762)      (1,531)      (1,316)        (510)
Obligations Under Credit Facility                         (1,433)        (996)       1,965         (275)      (1,197)
Note Payable - Officer and Affiliates                       (237)        (711)        (149)         (77)           0
Adjustment to Reconcile Retained Earnings to
 Projections                                                   0            0            0            0         (462)
                                                        --------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES       (5,524)      (2,469)         285       (1,668)      (2,169)
                                                        --------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH                              553         (303)        (248)          (1)           0

Beginning Cash                                                79          632          329           81           80
                                                        --------------------------------------------------------------
Ending Cash                                                  632          329           81           80           80
                                                        ==============================================================

                                                                       EXHIBIT D

                 HAHN AUTOMOTIVE WAREHOUSE INC. AND SUBSIDIARIES
                            SELECTED FINANCIAL RATIOS
                        FOR THE YEARS ENDED SEPTEMBER 30,

                                                 HISTORY       HISTORY       HISTORY        HISTORY      HISTORY       PROJECTED
                                                   1996          1997          1998          1999          2000          2001
                                                --------------------------------------------------------------------------------
LIQUIDITY RATIOS
 Current Ratio                                      4.4           2.9           3.3           3.3           3.3           3.6
 Quick Ratio                                        0.8           0.7           0.8           0.9           0.8           0.9

 Days' Receivable                                    45            44            43            49            47            49
 Days' Inventory                                    177           178           194           198           219           206
                                                --------------------------------------------------------------------------------
 Operating Cycle                                    222           222           237           247           265           255

 Days' Payable                                       55            51            47            55            63            52

 Working Capital                                 71,895        45,035        46,391        47,911        46,563        47,607
 Sales/Working Capital                              1.9           3.2           2.9           2.7           2.7           2.7

COVERAGE RATIOS
 EBIT/Interest                                      2.2           1.5           1.3           1.1           1.3           1.3
 EBDT/Current Portion LTD                           2.0           3.2           1.4           1.3           2.3           2.3

LEVERAGE RATIOS
 Net Fixed Assets/Tangible Net Worth                0.2           0.3           0.5           0.4           0.4           0.3
 Total Liabilities(Debt)/Tangible Net Worth         1.8           4.5           4.2           4.2           4.0           3.7

PROFITABILITY RATIOS
 % Profit Before Taxes/Tangible Net Worth          14.2%         15.8%          8.4%          1.6%          6.9%          6.6%
 % Profit Before Taxes/Total Assets                 5.1%          2.9%          1.6%          0.3%          1.4%          1.4%

OTHER RATIOS
 Sales/Net Fixed Assets                            24.7          28.1          17.5          19.0          20.9          23.7
 Sales/Total Assets                                 1.4           1.8           1.7           1.6           1.6           1.6

 %Depreciation & Amortization/Sales                 1.3%          1.4%          1.2%          1.4%          1.4%          1.4%

Current Portion of LTD and Capital Leases         3,376         1,330         2,096         1,541         1,253         1,239
Obligations Under Credit Facility                36,000        37,455        35,190        36,611        35,739        34,542
Note Payable - Officer and Affiliates             2,560         2,704         1,843         1,445         1,445         1,445
Capital Lease Obligations                           450           275         3,564         3,196         2,787         2,378
Other Long-term Debt                              4,443         1,440         1,810         1,995         1,896         1,809

Total Year End Debt                              46,829        43,204        44,503        44,788        43,120        41,413
Avg Debt                                                       45,017        43,854        44,646        43,954        42,267
Interest Expense                                  4,402         4,670         3,771         3,650         3,796         4,300

Interest Percentage on Yr end Debt                9.400%       10.809%        8.474%        8.150%        8.803%       10.382%
Interest Percentage on Avg. Debt                               10.374%        8.599%        8.176%        8.636%       10.173%

                                                                       EXHIBIT E

                 HAHN AUTOMOTIVE WAREHOUSE INC. AND SUBSIDIARIES
                  CAPITALIZATION OF ADJUSTED DEBT-FREE EARNINGS
                        FOR THE YEARS ENDED SEPTEMBER 30,

                                                              HISTORY       HISTORY        HISTORY       PROJECTED
                                                               1998           1999           2000          2001
                                                          --------------------------------------------------------
Pretax Income                                                  1,300            244          1,113         1,084

Gain on Sale of Securities                                                                    (196)
Negative Goodwill                                               (192)           (63)
Autoworks. LTD start-up loss add back                            220             27
Goodwill Amortization                                            119            180            126           126
Non-Compete & Other                                                2             34             96            96
Deferred Loan Cost Amortization                                    0            201            204           204
Interest Expense                                               3,771          3,650          3,796         4,300
                                                          --------------------------------------------------------
Adjusted Pretax Debt-Free Income                               5,220          4,273          5,139         5,810
Weighting                                                          1              1              1             1


Average Adjusted Pretax Income (1998 - 2001)                 $ 5,110         GROWTH
Average Adjusted Pretax Income (1998 - 2000)                 $ 4,877           4.78%

Selected Earning Power                                       $ 5,000
Less: Corporate Taxes 39.0%                                   (1,950)
                                                            --------
Adjusted Debt-Free Net Income                                  3,050
Three Year Average Depreciation Expense                        1,526
Normalized Cap-X                                                (819)
                                                            --------
Adjusted Operating Cash Flow - Debt Free                       3,757
                                                            --------
Capitalization Rate 8.3%                                                                      MINORITY
                                                                                               VALUE
                                                                             TAX SHIELD      PER SHARE
Aggregate Total Invested Capital (Gordon Growth Model)*      $46,754         ----------      ---------
Less: Interest-Bearing Debt on Valuation Date               ($44,998)
Aggregate Marketable Minority Interest Equity Value          $ 1,756          1,799          0.749
                                                                           -------------------------

Shares outstanding            4,745,014
Add: Premium for Control           10.0%                     $   176
                                                            --------
Aggregate Marketable Controlling Interest Equity Value       $ 1,931
FMV of NOL                                                   $ 2,399
                                                            --------
                                                             $ 4,330
Marketable Controlling Interest Value per Share $0.91
Less: Discount for Lack of Marketability 0.0%                      0
                                                            --------
Non-Marketable Controlling Interest Equity Value               4,330
Non-Marketable Controlling Interest Equity Value, Rounded    $ 4,330
Non-Marketable Controlling Interest Value per Share $0.91

--------------------------------------------------------------------
Non-Marketable Controlling Interest Value per Share          $ 0.913
--------------------------------------------------------------------

            COST OF EQUITY BUILD-UP
            -----------------------
20 Year Treasuries as of 3/7/2001           5.55%
Generic Stock Premium                       7.10%
Small Stock Premium                         5.10%
Industry/Company Specific Risk             10.00%
                                        ---------
  Equity Discount Rate                     27.75%
                                        ---------

WEIGHTED AVERAGE COST OF CAPITAL (WACC)   Weighting
---------------------------------------
Debt                             5.34%     73.50%    3.92%
Equity  (Discount Rate)         27.75%     26.50%    7.35%
                                                   ------
WACC (Discount Rate)                                11.28%

Less: Long Term Growth Rate                          3.00%
                                                     ----
Debt-free Capitalization Rate                        8.28%
                                                     ====

COST OF DEBT
------------
Company's  Cost of Debt                    8.750%
Tax Rate                                    39.0%
After-Tax Cost of Debt                      5.34%
*Gordon Growth Model [Base Net Income x (1+growth rate) / (capitalization rate)]

                                                                       EXHIBIT F

                 HAHN AUTOMOTIVE WAREHOUSE INC. AND SUBSIDIARIES
           SENSITIVITY ANALYSIS FOR DEBT-FREE CAPITALIZATION OF INCOME

                                                 COMPANY                 LONG   AGGREGATE    AGGREGATE
Assumptions                      DEBT/EQTITY    INDUSTRY    COST OF      TERM    CONTROL    MINORITY INT.  CONTROL    MINORITY
                                 WEIGHTING        RISK        DEBT      GROWTH  VALUE-$000   VALUE-$000   PER SHARE  PER SHARE
                                 ---------------------------------------------------------------------------------------------

Base Case                          73.50%         10.00%      8.75%      3.00%     4,682        3,555        0.987      0.749

                 CHANGE IN         74.00%         10.00%      8.75%      3.00%     5,516        4,197        1.162      0.885
               DEBT / EQUITY       73.00%         10.00%      8.75%      3.00%     3,870        2,931        0.816      0.618
                 WEIGHTING         74.50%         10.00%      8.75%      3.00%     6,373        4,856        1.343      1.023
                                   72.50%         10.00%      8.75%      3.00%     3,079        2,322        0.649      0.489

                  CHANGE IN        73.50%          9.00%      8.75%      3.00%     6,692        5,102        1.410      1.075
                COMPANY RISK       73.50%         11.00%      8.75%      3.00%     2,796        2,105        0.589      0.444
                    LEVEL          73.50%          8.00%      8.75%      3.00%     8,840        6,754        1.863      1.423
                                   73.50%         12.00%      8.75%      3.00%     1,341          741        0.283      0.156

                 CHANGE IN         73.50%         10.00%      9.00%      3.00%     3,869        2,930        0.815      0.617
                  COST OF          73.50%         10.00%      9.25%      3.00%     3,079        2,322        0.649      0.489
                    DEBT           73.50%         10.00%      9.50%      3.00%     2,330        1,730        0.491      0.365
                                   73.50%         10.00%      8.50%      3.00%     5,516        4,197        1.162      0.885

                  CHANGE IN        73.50%         10.00%      8.75%      2.75%     2,756        2,074        0.581      0.437
                HORIZON RISK       73.50%         10.00%      8.75%      3.25%     6,727        5,128        1.418      1.081
                    LEVEL          73.50%         10.00%      8.75%      2.50%     1,277          678        0.269      0.143
                                   73.50%         10.00%      8.75%      3.50%     8,903        6,803        1.876      1.434

                                                                       EXHIBIT G

                                 HAHN AUTOMOTIVE
                              VS. PUBLIC COMPANIES
                              REVENUE & ASSET SIZE

                            UNADJUSTED
                             REVENUES      SIZE OF REVENUES            ASSETS        SIZE OF ASSETS       MARKET VALUE OF
                            LATEST YEAR       RELATIVE TO            LATEST YEAR      RELATIVE TO          COMMON EQUITY
                               2000         HAHN AUTOMOTIVE             2000        HAHN AUTOMOTIVE         03/07/2001
                            -----------    ----------------          -----------    ---------------       ---------------
COMPANY                       ($000)           (TIMES)                 ($000)           (TIMES)                ($000)
-------
Genuine Parts Co.           7,981,687             63.6                4,070,713           49.7                4,702,495
Keystone Automotive           372,466              3.0                  183,817            2.2                  107,695
O' Reilly Automotive Inc.     754,122              6.0                  607,595            7.4                  950,737
R&B Inc.                      236,689              1.9                  188,004            2.3                   19,843
CLARCOR Inc.                  477,869              3.8                  474,596            5.8                  621,358
  Median                      477,869              3.8                  474,596            5.8

Hahn Automotive               125,575                                    81,943                                   3,559

                                                                       EXHIBIT H

                                 HAHN AUTOMOTIVE
                              VS. PUBLIC COMPANIES
                   LIQUIDITY RATIOS & CAPITAL STRUCTURE RATIOS

                           FISCAL YEAR ENDED CLOSEST TO       FISCAL YEAR ENDED CLOSEST TO          FISCAL YEAR ENDED CLOSEST TO
                                       30-SEP                            30-SEP                                30-SEP
                         --------------------------------   ---------------------------------   ------------------------------------
                          1996   1997   1998   1999  2000   1996   1997   1998    1999   2000   1996    1997    1998   1999    2000
                         --------------------------------   ---------------------------------   ------------------------------------
                                       (TIMES)                           (TIMES)                               (TIMES)

COMPANY                          CURRENT RATIO (a)                    QUICK RATIO (b)                TIMES INTEREST EARNED (c)
-------                  --------------------------------   ---------------------------------   ------------------------------------

Genuine Parts Co.         3.6    3.3    3.7    3.2    3.1    1.2    1.1    1.2     1.1    1.1   154.0    66.4   43.9    30.5    16.3
Keystone Automotive       1.5    1.8    4.4    5.0    3.7    0.6    0.6    1.6     1.8    1.0     5.8    10.4   46.4   629.4    22.5
O' Reilly Automotive Inc. 4.9    3.8    3.3    3.0    3.2    1.6    0.5    0.4     0.3    0.3    75.5   743.0  272.5     6.3    14.1
R&B Inc.                  5.7    4.6    3.7    4.3    4.0    2.2    2.0    1.8     1.9    1.6     2.9     3.1    3.5     3.5     1.9
CLARCOR Inc.              2.8    2.7    3.0    2.7    2.3    1.6    1.5    1.7     1.6    1.2    11.7    11.9   16.9    22.8    15.8
                         --------------------------------   ---------------------------------   ------------------------------------
 Median                   3.6    3.3    3.7    3.2    3.2    1.6    1.1    1.6     1.6    1.1    11.7    11.9   43.9    22.8    15.8
                         --------------------------------   ---------------------------------   ------------------------------------

Hahn Automotive           4.1    2.7    3.1    3.2    3.1    0.8    0.7    0.8     0.8    0.7     2.0     1.5    1.4     1.1     1.3
                         --------------------------------   ---------------------------------   ------------------------------------

                              FISCAL YEAR ENDED CLOSEST TO            FISCAL YEAR ENDED CLOSEST TO
                                          30-SEP                                 30-SEP
                            ---------------------------------      ----------------------------------
                            1996   1997   1998    1999   2000       1996   1997   1998    1999   2000
                            ---------------------------------      ----------------------------------
                                           (TIMES)                                (TIMES)

COMPANY                    TOTAL LIABILITIES TO TANGIBLE EQUITY(d)  CURRENT LIAB. TO TANGIBLE EQUITY(e)
-------                    ---------------------------------------  -----------------------------------

Genuine Parts Co.             0.4    0.5    0.5     0.9    1.0      0.3     0.3    0.3     0.5    0.5
Keystone Automotive           2.0    1.0    0.3     0.2    0.3      1.7     0.9    0.2     0.2    0.3
O' Reilly Automotive Inc.     0.2    0.2    0.4     1.3    0.5      0.2     0.2    0.2     0.5    0.3
R&B Inc.                      2.9    3.2    2.2     3.0    3.4      0.5     0.8    0.7     0.8    0.9
CLARCOR Inc.                  0.8    0.8    0.7     0.7    2.2      0.4     0.4    0.4     0.4    0.8
                             ---------------------------------     ----------------------------------
 Median                       0.8    0.8    0.5     0.9    1.0      0.4     0.4    0.3     0.5    0.5
                             ---------------------------------     ----------------------------------

Hahn Automotive               1.9    13.6   7.7     7.7    7.2      0.6     5.1    2.5     2.5    2.4
                             ---------------------------------     ----------------------------------

Notes
-----

(a) Current Assets divided by Current Liabilities. Indicates the extent Current Assets cover Current Liabilities. Attention should be paid to Hahn Automotive's vs. comparables' median.
(b) Cash + Receivables divided by Current Liabilities. A more conservative view of creditors protection. Attention should be paid to Hahn Automotive's vs. comparables' median.
(c) (Income before tax + Non-Recurring Expenses + Interest Expense) divided by Interest Expense. Measures ability to cover interest payments.
(d) Total Liabilities divided by Total Tangible Equity. Indicates relation of owners' Tangible Equity and creditors position. Ratio should be viewed in light of industry average.
(e) Current Liabilities divided by Total Tangible Equity. Indicates the proportion of all Debt to Tangible Equity that is current.

                                                                       EXHIBIT I

                                 HAHN AUTOMOTIVE
                              VS. PUBLIC COMPANIES
                                EFFICIENCY RATIOS

                                  FISCAL YEAR ENDED CLOSEST TO             FISCAL YEAR ENDED CLOSEST TO
                                             30-SEP                                    30-SEP
                              -----------------------------------     --------------------------------------
                              1996    1997   1998    1999   2000       1996     1997   1998     1999   2000
                              -----------------------------------     --------------------------------------

COMPANY                               DAYS' RECEIVABLE (a)                      DAYS' INVENTORY (b)
-------                       -----------------------------------     --------------------------------------

Genuine Parts Co.             39.2    39.7   41.7     50.1   46.0     124.4     124.2  127.2    142.2  125.1
Keystone Automotive           37.0    35.2   32.5     33.3   27.1     117.3     125.4  133.6    141.7  138.1
O' Reilly Automotive Inc.     17.1    15.9   14.4     16.3   12.8     214.6     216.6  239.4    246.2  245.9
R&B Inc.                      73.7    87.3   89.5    113.8   77.1     183.0     167.3  150.1    231.4  158.6
CLARCOR Inc.                  55.3    57.6   57.8     57.8   79.4      71.2      82.9   81.0     75.8  101.2
                              -----------------------------------     --------------------------------------
 Median                       39.2    39.7   41.7     50.1   46.0     124.4     125.4  133.6    142.2  138.1
                              -----------------------------------     --------------------------------------

Hahn Automotive               45.0    43.6   42.6     49.0   46.7     191.9     192.8  207.2    210.9  232.9
                              -----------------------------------     --------------------------------------

                                  FISCAL YEAR ENDED CLOSEST TO
                                              30-SEP
                              --------------------------------------
                               1996     1997   1998     1999   2000
                              --------------------------------------

COMPANY                                 OPERATING CYCLE (c)
-------                       --------------------------------------

Genuine Parts Co.             163.7     163.9  168.9    192.2  171.1
Keystone Automotive           154.3     160.5  166.1    175.0  165.2
O' Reilly Automotive Inc.     231.8     232.5  253.8    262.5  258.7
R&B Inc.                      256.7     254.5  239.6    345.2  235.7
CLARCOR Inc.                  126.5     140.5  138.7    133.6  180.7
                              --------------------------------------
 Median                       163.7     163.9  168.9    192.2  180.7
                              --------------------------------------

Hahn Automotive               236.9     236.4  249.8    259.9  279.6
                              --------------------------------------


Notes
-----

(a) Indicates the number of days to collect receivables.
(b) Indicates the number of days to convert inventory into sales.
(c) Indicates length of time to convert inventory into cash.

                                                                       EXHIBIT J

                                 HAHN AUTOMOTIVE
                              VS. PUBLIC COMPANIES
                              PROFITABILITY RATIOS

                                 (EBITDA BASIS)

                                   FISCAL YEAR ENDED CLOSEST TO                            FISCAL YEAR ENDED CLOSEST TO
                                             30-SEP                                                  30-SEP
                              -----------------------------------                       ----------------------------------
                              1996     1997   1998    1999   2000                       1996   1997   1998    1999    2000
                              -----------------------------------                       ----------------------------------
                                            (PERCENT)                                               (PERCENT)

COMPANY                       EBITDA TOTAL RETURN ON TOTAL TANG. INVESTED CAP.          EBITDA TOTAL RETURN ON ASSETS (b)
-------                       ------------------------------------------------          ---------------------------------

Genuine Parts Co.             31.2     31.3  29.5     26.9   28.8                       23.9    23.2  22.4     18.2   18.8
Keystone Automotive           32.4     39.9  30.0     29.5   22.8                       22.9    28.4  23.0     19.5   15.6
O' Reilly Automotive Inc.     19.0     20.5  22.1     15.7   18.2                       16.3    17.6  18.1     12.8   15.3
R&B Inc.                      20.4     20.6  23.1     18.8   15.6                       13.4    13.7  14.8     12.4   10.9
CLARCOR Inc.                  30.8     29.2  29.7     32.3   27.3                       21.8    20.8  20.4     21.3   15.7
                              -----------------------------------                       ----------------------------------
 Median                       30.8     29.2  29.5     26.9   22.8                       21.8    20.8  20.4     18.2   15.6
                              -----------------------------------                       ----------------------------------
Hahn Automotive               13.2     18.7  13.0     10.7   12.9                       10.6    11.0   8.5      6.9    8.2
                              -----------------------------------                       ----------------------------------


                                 FISCAL YEAR ENDED CLOSEST TO                              FISCAL YEAR ENDED CLOSEST TO
                                             30-SEP                                                      30-SEP
                              -----------------------------------                       ----------------------------------
                              1996     1997  1998     1999   2000                       1996    1997  1998     1999   2000
                              -----------------------------------                       ----------------------------------
                                             (PERCENT)                                            (PERCENT)

COMPANY                                EBITDA MARGIN (c)                                          GROSS MARGIN (d)
-------                                -----------------                                          ----------------

Genuine Parts Co.             10.8     10.7  10.7     10.3    9.6                       30.8    30.2  30.5     30.3   30.1
Keystone Automotive            9.5     11.5  10.4     11.4    7.7                       39.4    40.8  43.2     43.9   43.1
O' Reilly Automotive Inc.     13.2     13.0  14.6     10.3   12.3                       42.0    40.8  42.6     40.7   42.7
R&B Inc.                      12.5     12.0  12.4     12.8    8.7                       38.8    38.1  39.2     39.5   31.7
CLARCOR Inc.                  14.9     15.1  14.7     15.4   15.5                       29.0    29.3  30.5     31.6   31.0
                              -----------------------------------                       ----------------------------------
 Median                       12.5     12.0  12.4     11.4    9.6                       38.8    38.1  39.2     39.5   31.7
                              -----------------------------------                       ----------------------------------
Hahn Automotive                7.8      6.3   5.2      4.4    5.3                       37.5    38.6  37.7     37.3   38.6
                              -----------------------------------                       ----------------------------------

Notes
-----

EBITDA = Earnings Before Interest, Taxes, Depreciation & Amortization
(a) EBITDA + non-recurring expenses, divided by B.V. of total tangible invested capital
(b) EBITDA + non-recurring expenses, divided by total assets
(c) EBITDA + non-recurring expenses, divided by net sales
(d) Gross Profit divided by Net Sales.

                                                                       EXHIBIT K

                                 HAHN AUTOMOTIVE
                              VS. PUBLIC COMPANIES
            FIVE YEAR EBITDA AND TOTAL INVESTED CAPITAL GROWTH RATES
                                       AND
               COMPARATIVE PRICE-TO-TOTAL INVESTED CAPITAL RATIOS
                                 (EBITDA BASIS)

                                       FISCAL YEAR ENDED CLOSEST TO
                                                 30-SEP                                 TRAILING                          ANALYSTS'
                        --------------------------------------------------------        12 MONTHS                         CONSENSUS
                        1996           1997      1998            1999    2000           CLOSEST TO     FIVE-YEAR          FIVE-YEAR
                        --------------------------------------------------------        03/07/2001      COMPOUND         GROWTH RATE
COMPANY                     AGGREGATE ADJUSTED EBITDA TO COMMON ($000) (a)               ($000)       GROWTH RATE        PROJECTIONS
                        --------------------------------------------------------        ----------    -----------        -----------

Genuine Parts Co.       569,751        614,361   645,358        681,240  765,748        790,587           7.7%               8.2%
Keystone Automotive      14,844         22,345    27,536         37,840   28,719         16,705          17.9%               n/a
O' Reilly Automotive
Inc.                     26,610         33,595    46,156         63,336   93,032        113,841          36.7%              17.8%
R&B Inc.                 14,261         17,666    19,042         22,815   20,584         18,059           9.6%               n/a
CLARCOR Inc.             49,196         56,122    58,138         65,570   74,284         94,947          10.9%              12.0%
                        -----------------------------------------------------------------------         ------              -----
Hahn Automotive          10,780          8,977     6,895          5,730    6,711          7,060         -11.2%
                        -----------------------------------------------------------------------         ------

                                              FISCAL YEAR ENDED CLOSEST TO
                                                         30-SEP                                    TRAILING
                        --------------------------------------------------------------------       12 MONTHS
                            1996          1997           1998            1999         2000         CLOSEST TO     FIVE-YEAR
                        --------------------------------------------------------------------       03/07/2001     COMPOUND
COMPANY                 TANGIBLE BOOK VALUE (TOTAL INVESTED COMMON & DEBT CAPITAL) ($000) (b)        ($000)      GROWTH RATE
-------                 ---------------------------------------------------------------------     ----------     ------------

Genuine Parts Co.       1,826,851      1,965,280       2,185,534       2,535,792    2,658,726      2,707,138        9.8%
Keystone Automotive        45,868         55,956          91,937         128,330      126,029        134,468       28.7%
O' Reilly Automotive
  Inc.                    140,365        163,908         209,255         402,489      511,369        608,340       38.2%
R&B Inc.                   69,898         85,633          82,362         121,067      132,215        111,282       17.3%
CLARCOR Inc.              159,616        192,050         195,727         203,276      271,967        287,460       14.3%
                        ---------------------------------------------------------------------      ---------      ------
Hahn Automotive            81,534         48,124          53,093          53,537       52,224         54,187      -10.5%
                        ---------------------------------------------------------------------      ---------      ------

                       INVESTED CAPITAL       TANGIBLE BOOK VALUE       MARKET VALUE
                        MARKET VALUE             PER SHARE (c)           DIVIDED BY
                        PER SHARE AT             CLOSEST TO               TANGIBLE
                         03/07/2001              03/07/2001              BOOK VALUE
                        ----------               ----------              ----------
Genuine Parts Co.         $31.99                   $15.64                   2.0
Keystone Automotive        $8.90                    $9.36                   1.0
O' Reilly Automotive
Inc.                      $21.54                   $11.84                   1.8
R&B Inc.                  $10.92                   $13.32                   0.8
CLARCOR Inc.              $31.41                   $11.75                   2.7
Hahn Automotive                                    $11.42

Notes
-----

(a) EBITDA + non-recurring expenses, less any preferred dividends.
(b) Tangible Book Value does not include preferred stock.
(c) Tangible Book Value per share is derived from Trailing 12-mo data.

                                                                       EXHIBIT L

                                HAHN AUTOMOTIVE
                             VS. PUBLIC COMPANIES
                     FIVE YEAR EBITDA PER SHARE GROWTH RATES
                                      AND
                       COMPARATIVE PRICE TO EBITDA RATIOS

                                 (EBITDA BASIS)




                                        FISCAL YEAR ENDED CLOSEST TO
                                                   30-SEP
                                 ---------------------------------------------                 5-YEAR         3-YEAR
                                  1996       1997     1998      1999     2000   FIVE YEAR     WTD. AVG.      WTD. AVG.
                                 ---------------------------------------------   COMPOUND       EBITDA        EBITDA
                                     EBITDA PER COMMON SHARE (ACTUAL $) (a)    GROWTH RATE   PER SHARE($)   PER SHARE($)
                                 --------------------------------------------- -----------   ------------   ------------
Company
-------
Genuine Parts Co.                 3.29      3.55      3.73      3.94      4.42      7.7%         3.96           4.15
 Shares out: 173,076,735

Keystone Automotive               1.03      1.56      1.92      2.64      2.00     17.9%         2.03           2.20
 Shares out: 14,359,345

O' Reilly Automotive Inc.         0.52      0.65      0.90      1.23      1.81     36.7%         1.23           1.47
 Shares out: 51,391,188

R&B Inc.                          1.71      2.11      2.28      2.73      2.46      9.6%         2.40           2.52
 Shares out: 8,355,116

CLARCOR Inc.                      2.01      2.29      2.38      2.68      3.04     10.9%         2.64           2.81
 Shares out: 24,462,933

HAHN AUTOMOTIVE                   2.27      1.89      1.45      1.21      1.41    -11.2%         1.49           1.35
 Shares out: 4,745,014

                                                                   INVEST'D CAP'L    INVEST'D CAP'L   INVEST'D CAP'L
                                                                    MARKET VALUE      MARKET VALUE     MARKET VALUE
                                                     ESTIMATED       DIVIDED BY        DIVIDED BY       DIVIDED BY
                                      12-MOS.      INVEST'D CAP'L      5-YEAR            3-YEAR         TRAILING
                                      TRAILING      MARKET VALUE      WTD. AVG.         WTD. AVG.        12-MOS.
                                       EBITDA       PER SHARE AT       EBITDA            EBITDA          EBITDA
                                    PER SHARE($)     03/07/2001       PER SHARE         PER SHARE       PER SHARE
                                    ------------  ---------------  --------------    --------------   --------------
Company
-------
Genuine Parts Co.                       4.57          $   31.99            8.07             7.72            7.00
 Shares out: 173,076,735

Keystone Automotive                     1.16          $    8.90            4.39             4.05            7.65
 Shares out: 14,359,345

O' Reilly Automotive Inc.               2.22          $   21.54           17.46            14.70            9.72
 Shares out: 51,391,188

R&B Inc.                                2.16          $   10.92            4.55             4.33            5.05
 Shares out: 8,355,116

CLARCOR Inc.                            3.88          $   31.41           11.89            11.19            8.09
 Shares out: 24,462,933

HAHN AUTOMOTIVE                         1.49
 Shares out: 4,745,014

Notes
-----

(a) EBITDA plus non-recurring expenses, not tax-affected.
EBITDA = Earnings Before Depreciation, Interest & Taxes

                                                                       EXHIBIT M

                                HAHN AUTOMOTIVE
                             VS. PUBLIC COMPANIES
                     GUIDELINE COMPANY VALUATION MEASURES

                                (EBITDA BASIS)

                                                                         INVEST'D CAP'L  INVEST'D CAP'L    INVEST'D CAP'L
                                                                          MARKET VALUE    MARKET VALUE      MARKET VALUE
                                        ESTIMATED                           DIVIDED BY       DIVIDED BY        DIVIDED BY
                                      INVEST'D CAP'L                         5-YEAR           3-YEAR           TRAILING
                                      MARKET VALUE                          WTD. AVG.       WTD. AVG.          12-MOS.
                                      PER SHARE AT         FACTOR            EBITDA          EBITDA            EBITDA
                                       03/07/2001        WEIGHTING         PER SHARE        PER SHARE         PER SHARE
                                     --------------      ---------         ---------        ---------         ---------
COMPANY
-------

Genuine Parts Co.                      $31.99               0%                8.07              7.72             7.00
 Shares out: 173,076,735

Keystone Automotive                     $8.90               0%                4.39              4.05             7.65
 Shares out: 14,359,345

O' Reilly Automotive Inc.              $21.54               0%               17.46             14.70             9.72
 Shares out: 51,391,188

R&B Inc.                               $10.92               0%                4.55              4.33             5.05
 Shares out: 8,355,116

CLARCOR Inc.                           $31.41               0%               11.89             11.19             8.09
 Shares out: 24,462,933

MEDIAN                                                    100%                8.07              7.72             7.65

                                                       5-YEAR              3-YEAR           TRAILING
                                                      WTD. AVG.           WTD. AVG.          12-MOS.
                                                       EBITDA              EBITDA            EBITDA
                                                     PER SHARE($)        PER SHARE($)      PER SHARE($)
                                                     ------------        ------------      ------------

HAHN AUTOMOTIVE                                          1.49               1.35              1.49
 Shares out: 4,745,014

Slected Multiples                                         6.8                7.5               7.0
                                                      -------           --------          --------

TOTAL INVESTED CAPITAL PER SHARE ($)                    10.04              10.14             10.42
LESS:  DEBT PER SHARE                                   (9.48)             (9.48)            (9.48)
                                                      -------           --------          --------

EQUITY VALUE PER SHARE ($)                               0.56               0.66              0.93
                                                      =======           ========          ========